EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48213, 333-67141, 333-51710, 333-126028, 333-156191, 333-176400, and 333-205354) of Scott’s Liquid Gold-Inc. and subsidiaries of our report dated March 31, 2017, with respect to the consolidated financial statements of Scott’s Liquid Gold-Inc. and subsidiaries, which appears in the December 31, 2016 annual report on Form 10-K of Scott’s Liquid Gold-Inc. and subsidiaries.

/s/ EKS&H LLLP

March 31, 2017

Denver, Colorado